UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

GHS Equity Financing Agreement

On November 1, 2021, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered an Equity Financing Agreement (the “Equity Financing Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS agreed to purchase up to $2,500,000 in shares of the Company’s Common Stock, from time to time over the course of 24 months (the “Contract Period”) after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the Equity Financing Agreement) have passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put shall be 90% of the Market Price with “Market Price” defined as the lowest traded price of the Common Stock during the Pricing Period (as defined in the Equity Financing Agreement). No Put will be made in an amount less than $10,000 or greater than $500,000. In no event is the Company entitled to make a Put or is GHS entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date, as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended.

The Equity Financing Agreement will terminate upon any of the following events: when GHS has purchased an aggregate of $2,500,000) in the Common Stock of the Company pursuant to the Equity Financing Agreement; on the date that is 24 months from the date of the Agreement; or by mutual written consent of the parties. Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds under the Equity Financing Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to GHS.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Securities and Exchange Commission the Registration Statement within 45 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

Pursuant to the Equity Finance Agreement, the Company issued to GHS 1,800,000 shares of the Company’s Common Stock as commitment shares (the “Commitment Shares”).

GHS Convertible Promissory Notes Extensions

On July 29, 2020, the Company issued to GHS Convertible Promissory Notes each in the principal amount of $100,000 and $75,000, respectively (the “Notes”). Each of the Notes was to mature on October 29, 2021 (the “Maturity Date”).

On November 4, 2021, the Company entered into extensions to each of the Notes with GHS pursuant to which the Maturity Date for each of the Notes was extended until April 29, 2022.

Pursuant to the extensions, the Company issued to GHS an aggregate of 1,250,000 shares of the Company’s Common Stock (the “Extension Shares”).

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Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01, regarding the Commitment Shares and the Extension Shares herein is incorporated by reference into this Item 3.02.

GHS delivered to the Company appropriate investment representations with respect to the Commitment Shares and the Extension Shares and consented to the imposition of a restrictive legend upon the Commitment Shares and the Extension Shares. GHS did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. GHS was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The securities were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuances of the Commitment Shares and the Extension Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: November 5, 2021	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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